                                   EXHIBIT 21
                          CYPRUS AMAX MINERALS COMPANY
                    ________________________________________

                         SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 1995

                                                        ORGANIZED
                                                          UNDER
                COMPANY/(1)/                             LAWS OF
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Cyprus Metals Company                                    Delaware
  Cyprus Climax Metals Company                           Delaware
     Climax Molybdenum Company                           Delaware
       Climax Molybdenum Marketing Corporation           Delaware
     Climax Molybdenum GmbH                              Germany
     Climax Molybdenum S.R.L.                             Italy
     Climax Performance Materials Corporation            Delaware
       Molytech S.A.                                      France
     Cyprus Amax Finance Chile Corporation               Delaware
     Cyprus Bagdad Copper Corporation                    Delaware
     Cyprus Climax Metals GmbH                         West Germany
     Cyprus Copper Marketing Corporation                 Delaware
     Cyprus El Abra Corporation                          Delaware
       Sociedad Contractual Minera El Abra - (51%)        Chile
     Cyprus Miami Mining Corporation                     Delaware
     Cyprus Mineral Park Corporation                     Delaware
     Cyprus Pima Mining Company - (75.01%)               California
     Cyprus Pinos Altos Corporation                      Delaware
     Cyprus Rod Chicago Corporation                      Delaware
     Cyprus Sierrita Corporation                         Delaware
     Cyprus Tohono Corporation                           Delaware
     Cyprus Tonopah Mining Corporation                   Delaware
     Sociedad Minera Cerro Verde S.A. - (91.7%)           Peru
  Cyprus Exploration and Development Corporation         Delaware
     Cyprus Gold Exploration Corporation                 Delaware
       Pinon Exploration Corporation                     Colorado
  Cyprus Gold Company                                    Delaware
     Cyprus Copperstone Gold Corporation                 Delaware
     Cyprus Gold Australia Corporation                   Delaware
     Cyprus Magadan Gold Corporation                     Delaware
       Omolon Gold Mining Company - (50%)                 Russia
  Cyprus Specialty Metals Company                        Delaware
     Cyprus Foote Mineral Company                       Pennsylvania
       Minera Cyprus Chile Limitada/(2)/                  Chile
     Foote Mineral Company Limitada/(3)/                  Chile
       Sociedad Chilena de Litio Limitada/(4)/            Chile
Cyprus Mines Corporation/(5)/                            Delaware
Amax Metals Recovery Inc.                                Delaware
Amax Realty Development, Inc.                            Delaware
Ametalco Inc.                                           New York
  Ametalco Limited                                       England
     Ametalco U.K.                                       England
     Climax Molybdenum U.K. Limited                      England
Climax Canada Ltd.                                       Delaware

                                                        ORGANIZED
                                                          UNDER
                   COMPANY/(1)/                          LAWS OF
------------------------------------------------------------------
Climax Molybdenum B.V.                                  Netherlands
  Climax Molybdenum AB                                   Sweden
Gold Hill Mining and Milling Company                     Colorado
Mt. Emmons Mining Company                                Delaware
  Silver Springs Ranch, Inc.                             Colorado
Amax Energy Inc.                                         Delaware
  Amax Zinc (Newfoundland) Limited                       Delaware
  Castle Oaks Corporation                                Colorado
  Cyprus Amax Coal Company                               Delaware
     Amax Coal Company                                   Delaware
       Amax Coal Holding Company                         Delaware
       Amax Gold Inc. - (51%)/(6)/                       Delaware
          AGI Chile Credit Corp., Inc.                   Delaware
          Amax Gold (B.C.) Ltd.                          Canada
            Fairbanks Gold Ltd.                          Canada
               Melba Creek Mining, Inc.                   Alaska
          Amax Gold Exploration Canada Ltd.              Canada
          Amax Gold Exploration, Inc.                    Delaware
            Amax Gold de Chile Limitada                   Chile
          Amax Gold Refugio, Inc.                        Delaware
            Compania Minera Maricunga - (50%)             Chile
          Amax Precious Metals, Inc.                     Delaware
          Amax Russia Corporation                        Delaware
          Fairbanks Gold Mining, Inc.                    Delaware
          Guanaco Mining Company, Inc.                   Delaware
            Amax Gold de Chile Limitada/(7)/              Chile
            Compania Minera Amax Guanaco - (90%)          Chile
          Haile Mining Company, Inc.                     Delaware
          Lancaster Mining Company, Inc.                 Delaware
          Lassen Gold Mining, Inc.                       Delaware
          Luning Gold Inc.                               Nevada
          Nevada Gold Mining, Inc.                       Delaware
          Wind Mountain, Inc.                            Delaware
       Yankeetown Dock Corporation - (60%)               Indiana
     Amax Coal Sales Company                             Delaware
     Amax Coal West, Inc.                                Delaware
     Amax Land Company                                   Delaware
     Ayrshire Land Company                               Delaware
     Beech Coal Company                                  Delaware
     Cannelton Inc.                                      Delaware
       Cannelton Industries, Inc.                      West Virginia
          Dunn Coal & Dock Company                     West Virginia
          Maple Meadow Mining Company                    Delaware
       Cannelton Land Company                            Delaware
       Cannelton Sales Company                           Delaware
     Cyprus Amax Coal Holding Company                    Delaware
     Cyprus Amax Coal Sales Corporation                  Delaware
     Cyprus Australia Coal Company                       Delaware
       McIlwraith McEacharn Pty Limited                  Australia
       McIwraith Mining Pty Limited                      Australia
       Oakbridge Pty Limited - (42%)                     Australia

                                                        ORGANIZED
                                                          UNDER
                   COMPANY/(1)/                          LAWS OF
------------------------------------------------------------------
     Cyprus Coal Equipment Company                       Delaware
     Cyprus Cumberland Coal Corporation                  Kentucky
     Cyprus Cumberland Resources Corporation             Delaware
     Cyprus Emerald Resources Corporation                Delaware
     Cyprus Empire Corporation                           Delaware
     Cyprus Freeport Resources Corporation               Delaware
     Cyprus Kanawha Corporation                          Delaware
     Cyprus Mountain Coals Corporation                   Delaware
     Cyprus Orchard Valley Coal Corporation - (85%)      Delaware
     Cyprus Shoshone Coal Corporation                    Delaware
     Cyprus Southern Realty Corporation                  Kentucky
     Cyprus Western Coal Company                         Delaware
       Cyprus Plateau Mining Corporation                 Delaware
       Cyprus Yampa Valley Coal Corporation              Delaware
          Colorado Yampa Coal Company                    Delaware
          Twentymile Coal Company                        Delaware
     Grassy Cove Coal Mining Company                     Delaware
     Meadowlark Inc.                                     Delaware
     Roaring Creek Coal Company                          Delaware

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/(1)/ 57 subsidiaries and 4 50-percent or less owned companies accounted for by the equity method are not named in the Exhibit. Such subsidiaries and affiliate companies, considered in the aggregate, do not constitute a significant subsidiary.
/(2)/ 90.33 percent owned by Cyprus Foote Mineral Company and 9.67 percent owned by Cyprus Exploration and Development.
/(3)/ 50 percent owned by Cyprus Foote Mineral Company and 50 percent owned by Cyprus Specialty Metals Company.
/(4)/ 55 percent owned by Cyprus Foote Mineral Company and 45 percent owned by Foote Mineral Company Limitada.
/(5)/ This subsidiary also conducts business under the division name Emerald Mines Company.
/(6)/ 32 percent owned by Amax Coal Company, 19 percent owned by Cyprus Amax Minerals Company, and 49 percent publicly traded.
/(7)/ 50 percent owned by Amax Gold Exploration, Inc. and 50 percent owned by Guanaco Mining Company, Inc.